Exhibit 10.2

Executive — RSU Agreement

AUXILIUM PHARMACEUTICALS, INC.

2004 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT AGREEMENT

Auxilium Pharmaceuticals, Inc. (the “Company”) has granted you restricted stock units under the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended and restated (the “Plan”).  The terms of the grant are set forth in this Summary of Grant, the Restricted Stock Unit Grant Agreement (the “Agreement”) attached hereto and the Plan.  You should read this Summary of Grant, the Agreement, and the Plan, to fully understand the grant.

SUMMARY OF GRANT

Grantee:	[ ]

Date of Grant:	[ ]

Number of Shares

Subject to Grant*:	This grant represents the right to receive [ ] shares of Company Stock (as defined in the Plan) upon the satisfaction of the vesting requirements set forth below.

Vesting Schedule:

The Grantee shall become vested in the right to receive the number of shares of Company Stock set forth above as follows: (i) 33-1/3% on the date that is thirteen (13) months following the Date of Grant, (ii) 33-1/3% on the second anniversary of the Date of Grant, and (iii) 33-1/3% on the third anniversary of the Date of Grant (each a “Vesting Date”); provided that, the Grantee continues to be employed by, or provide service to, the Employer (as defined in the Plan) from the Date of Grant until the applicable Vesting Date (the foregoing schedule is referred to as the “Vesting Schedule”).

Except as otherwise provided in a written agreement by and between the Grantee and the Company and, in either case, subject to the terms of Section 6 of the Agreement and the requirements of section 409A of the Internal Revenue Code of 1986, as amended, the provisions of the Plan applicable to a Change of Control shall apply to the right to receive the Company Stock issuable upon satisfaction of the Vesting Schedule, and, in the event a Change of Control occurs while the Grantee is employed by, or providing

* Except as otherwise provided in a written agreement by and between the Grantee and the Company, the Grantee must be employed by, or providing service to, the Employer (as defined in the Plan) on the applicable Vesting Date.

service to, the Employer, the Committee may take such actions as it deems appropriate pursuant to the Plan.

Except as otherwise provided in a written agreement by and between the Grantee and the Company, if the Grantee ceases to be employed by, or provide service to, the Employer for any reason prior to the applicable Vesting Date, the Grantee shall forfeit all rights to receive shares of Company Stock granted hereunder and the Grantee will not have any right to receive shares of Company Stock that the Grantee has not yet become vested in the right to receive as of the date of the Grantee ceases to be employed by, or provide service to, the Employer.

If the foregoing Vesting Schedule would result in the Grantee vesting in the right to receive a fractional share of Company Stock, then the number of shares in which the Grantee becomes vested in the right to receive shall be rounded down to the nearest whole share of Company Stock.

Issuance Schedule:

One share of Company Stock shall be issued to the Grantee for each share of Company Stock that the Grantee vests in the right to receive pursuant to the Vesting Schedule within twenty (20) days following the applicable Vesting Date (the “Redemption Date”). Notwithstanding the foregoing, to the extent that a Grantee elects, pursuant to Section 6 of the Agreement, to defer the issuance of the shares of Company Stock that vest under the Agreement, those vested shares shall be issued on the Deferred Date (as defined in Section 6 of the Agreement) in accordance with the provisions of that Section.

2

Grantee Acceptance:

By signing the acknowledgement below, the Grantee agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Summary of Grant and accepts the right to receive shares of Company Stock in accordance with the terms of this Summary of Grant, the Restricted Stock Unit Agreement and the Plan.  The Grantee will accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Summary of Grant or the Restricted Stock Unit Grant Agreement.

The Grantee acknowledges that the Plan and the Plan prospectus are available on our intranet under “Human Resources” at http://auxlink.auxilium.com/portal/page/portal/Login; provided that paper copies of the Plan and the Plan prospectus are available upon request by contacting the Human Resources Department at jlarmstrong@auxilium.com or 1-484-321-2172.

Agreed and accepted:

Grantee

Date

3

AUXILIUM PHARMACEUTICALS, INC.

2004 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT AGREEMENT

This RESTRICTED STOCK UNIT GRANT AGREEMENT (this “Agreement”) dated as of Date of Grant set forth in the Summary of Grant is delivered by Auxilium Pharmaceuticals, Inc. (the “Company”) to the individual named in the Summary of Grant (the “Grantee”).

RECITALS

A.                                    The Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended (the “Plan”), provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan.

B.                                    The Compensation Committee of the Board of Directors of the Company (the “Committee”) has decided to make a restricted stock unit grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

C.                                    The Plan and the Plan prospectus are available on our intranet under “Human Resources” at http://auxlink.auxilium.com/portal/page/portal/Login; provided that paper copies of the Plan and the Plan prospectus are available upon request by contacting the Human Resources Department at jlarmstrong@auxilium.com or 1-484-321-2172.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.                                      Restricted Stock Unit Grant.  Subject to the terms, restrictions and conditions set forth in the Summary of Grant, this Agreement and the Plan, the Company hereby grants to the Grantee the right to receive the shares of Company Stock in the amount and on the terms set forth in the Summary of Grant upon satisfaction of the requirements of the Vesting Schedule set forth in the Summary of Grant.  No shares of Company Stock shall be issued to the Grantee on the Date of Grant.

2.                                      Stockholder Rights.  Prior to the issuance, if any, of shares of Company Stock pursuant to the terms of the Summary of Grant, this Agreement and the Plan, the Grantee shall not (a) have any of the rights or privileges of, a stockholder of the Company; (b) have the right to receive any dividends or other distributions; and (c) have any interest in any fund or specific assets of the Company by reason of this Agreement.

3.                                      Vesting.

(a)                                 The Grantee shall become vested in the right to receive the shares of Company Stock subject to this Agreement upon the Grantee’s satisfaction of the requirements of the Vesting Schedule set forth in the Summary of Grant.

(b)                                 Except as otherwise provided in a written agreement by and between the Grantee and the Company, if the Grantee ceases to be employed by, or provide service to, the Employer for any reason prior to the applicable Vesting Date, the Grantee shall forfeit all rights to receive shares of Company Stock hereunder that have not yet vested and the Grantee will not have any right to receive shares of Company Stock that the Grantee has not yet become vested in the right to receive as of the date the Grantee ceases to be employed by, or provide service to, the Employer.

4.                                      Issuance.

(a)                                 Unless the Grantee has elected to defer the Redemption Date of a share of Company Stock in accordance with Section 6 below, shares of Company Stock equal to the number of shares of Company Stock that the Grantee becomes vested in the right to receive in accordance with the Vesting Schedule as set forth in the Summary of Grant shall be issued to the Grantee on the Redemption Date as set forth in the Summary of Grant.  To the extent that the Grantee has elected to defer the Redemption Date of a share of Company Stock in accordance with Section 6 below, any such shares of Company Stock that the Grantee becomes vested in the right to receive in accordance with the Vesting Schedule as set forth in the Summary of Grant shall be issued to the Grantee on the Deferred Date provided in Section 6 below.  In either case, a certificate representing the Company Stock shall be issued to the Grantee, free of the restrictions under Section 5 of this Agreement.

(b)                                 The obligation of the Company to deliver the Company Stock to the Grantee on the Redemption Date or the Deferred Date, as applicable, shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

5.                                      Nonassignability of Company Stock.  During the period prior to the applicable Redemption Date or the Deferred Date, as applicable, the right to receive shares of Company Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee, except as permitted under the Plan or by the Committee.  Any attempt to assign, transfer, pledge or otherwise dispose of the right to receive shares of Company Stock contrary to the provisions the Summary of Grant, this Agreement and the Plan, and the levy of any execution, attachment or similar process upon the right to receive the shares, shall be null, void and without effect.

6.                                      Deferrals.

(a)                                 Within thirty (30) days of the Date of Grant, the Grantee may make an irrevocable election to defer the Redemption Date of any portion of, or all of, the shares of Company Stock subject to this Agreement that vest, to a date that occurs after the Redemption Date by completing the deferral election form provided to the Grantee by the Company, in the form attached hereto as Exhibit A or as subsequently modified to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the “Code”).  Any such election shall be made in accordance with section 409A of the Code and any corresponding guidance and regulations issued under section 409A of the Code.

(b)                                 If a Redemption Date is delayed pursuant to this Section 6, then the new date shall be referred to as the “Deferred Date.”  All redemptions pursuant to this Section 6 shall be deemed as a separate payment for purposes of section 409A of the Code.

(c)                                  Subject to the requirements of Section 15 below, in the event that the Grantee elects to defer the Redemption Date of any portion of, or all of, the shares of Company Stock subject to this Agreement in accordance with this Section 6, such shares shall be issued within sixty (60) days of the earliest of: (i) the Deferred Date (if any); (ii) the date on which the Grantee incurs a separation from service, within the meaning of such term under section 409A of the Code; or (iii) the date on which a Change of Control occurs; provided that the Change of Control transaction is a “change in control event,” within the meaning of such term under section 409A of the Code, as elected by the Grantee on the election form attached hereto as Exhibit A.

7.                                      Change of Control.  Except as otherwise provided in the Summary of Grant or a written agreement by and between the Grantee and the Company and, in either case, subject to the terms of Section 6 above and the requirements of section 409A of the Code, the provisions of the Plan applicable to a Change of Control shall apply to the right to receive the Company Stock issuable upon satisfaction of the Vesting Schedule set forth in the Summary of Grant, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

8.                                      Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  This grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the authority to interpret and construe this grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.                                      Withholding.  The Employer may require that the Grantee pay to the Employer, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of this grant, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to this grant.  Subject to the Committee’s approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to this grant by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

10.                               No Employment or Other Rights.  This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time.  The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

11.                               Company Policies.  The Grantee agrees that the Grantee will be subject to any compensation, clawback and recoupment policies that may be applicable to the Grantee as an employee of the Employer, as in effect from time to time and as approved by the Board of Directors or a duly authorized committee thereof, whether or not approved before or after the Date of Grant.  In addition, the Grantee agrees that he/she shall comply with all rules, regulations, policies and procedures of the Company, as in effect from time to time, including the Company’s Code of Conduct and Insider Trading Policy, as amended from time to time, and any rules or policies that may be adopted by the Company from time to time to restrict or prohibit actual or perceived conflicts of interest.

12.                               Assignment by Company.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

13.                               Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws provisions thereof.

14.                               Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Executive Officer and President, with a copy to its Chief Administrative Officer and General Counsel, at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

15.                               Application of Section 409A of the Internal Revenue Code.  This Agreement, including the right to receive Company Stock upon satisfaction of the Vesting Schedule, is intended to be exempt from the requirements of section 409A of the Code pursuant to the short-term deferral exemption thereunder, and this Agreement, including the right to receive Company Stock upon the satisfaction of the Vesting Schedule, shall be interpreted on a basis consistent with such intent.

Notwithstanding any provision in this Agreement to the contrary, if the Grantee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Agreement to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the payment until five (5) days after the end of the six-month period following the original payment date.  If the Grantee dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Grantee’s estate within sixty (60) days after the date of the Grantee’s death.  The determination of who is a specified employee, including the number and identity of persons considered specified employees and the identification date, shall be made by the Committee in accordance with the provisions of sections 416(i) and 409A of the Code.

In no event shall the Grantee, directly or indirectly, designate the calendar year of payment.  This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with section 409A of the Code or other applicable law.

EXHIBIT A

DEFERRAL ELECTION FORM

PART I: ELECTION TO DEFER REDEMPTION DATE

[ELECTION MUST BE MADE WITHIN 30 DAYS OF THE DATE OF GRANT]

I,                                            , hereby irrevocably elect to have a number of shares of Company Stock that were granted to me pursuant to the Restricted Stock Unit Grant Agreement by and between me and the Company dated             , 2013 (the “Agreement”) under the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended (the “Plan”) that would have been redeemed by Auxilium Pharmaceuticals, Inc. (the “Company”) on the Redemption Date(s) provided in the Summary of Grant, to instead be redeemed as follows:

☐

I elect to defer          shares* of Company Stock that become vested on one or more of the Vesting Dates set forth in the Summary of Grant until the earliest of (i)                                       , 20     (the “Deferred Date”), (ii) the date of my separation from service (within the meaning of such term under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) or (iii) the date on which a Change of Control occurs; provided that the Change of Control transaction is also a “change in control event” within the meaning of such term under section 409A of the Code. Note: The Deferred Date must be at least 2 calendar years following the year in which the third anniversary of the Date of Grant occurs.

☐

I elect to defer          shares* of Company Stock that become vested on one or more of the Vesting Dates set forth in the Summary of Grant until the earlier of (i) the date of my separation from service (within the meaning of such term under section 409A of the Code) or (ii) the date on which a Change of Control occurs; provided that the Change of Control transaction is also a “change in control event” within the meaning of such term under section 409A of the Code.

* Note that if you elect to defer less than the full number of shares subject to the Agreement, your deferral election will be applied on a pro rata basis against the number of shares of Company Stock that become vested each of the Vesting Dates set forth in the Summary of Grant.  If your employment or service terminates prior to a Vesting Date, your deferral election will not be processed and will be of no further force and effect.

PART II.  ACKNOWLEDGMENT

I understand and expressly agree that: (i) the number of shares of Company Stock that become vested on one or more of the Vesting Dates set forth in the Summary of Grant that I designated in Part I above (the “Deferred Units”) shall be issued to me in accordance with my election in Part I above, and I will not be entitled to receive a redemption of the Deferred Units on an earlier date; (ii) my deferral election is irrevocable and (iii) this election only applies to those shares of Company Stock in which I become vested as described in Section 3 of the Agreement.

Agreed and accepted:

Grantee

Date

Receipt Acknowledged:

AUXILIUM PHARMACEUTICALS, INC.

By:
Name:
Title:
Date: